Exhibit 10.6

SIXTH AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT
THIS SIXTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 8th day of May, 2015, by and between IEC ELECTRONICS CORP., a corporation formed under the laws of the State of Delaware (“Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”).
W I T N E S S E T H:
WHEREAS, the parties hereto are parties to a Fourth Amended and Restated Credit Facility Agreement dated as of January 18, 2013, as amended by the First Amendment to Fourth Amended and Restated Credit Facility Agreement dated as of May 15, 2013, by the Second Amendment to Fourth Amended and Restated Credit Facility Agreement dated as of August 6, 2013, by the Third Amendment to Fourth Amended and Restated Credit Facility Agreement dated as of November 8, 2013, by the Fourth Amendment to Fourth Amended and Restated Credit Facility Agreement dated as of December 13, 2013 and by the Fifth Amendment to Fourth Amended and Restated Credit Facility Agreement dated as of February 4, 2014 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”);
WHEREAS, Section 12.1, Section 12.2 and Section 12.3 of the Credit Agreement require that the Borrower maintain certain financial covenants unless the Lender otherwise consents in writing; and
WHEREAS, Borrower has requested and the Lender has agreed to (i) waive Events of Default arising from non-compliance with (A) the aforementioned covenants in Sections 12.1, 12.2 and 12.3 of the Credit Agreement for the Fiscal Quarter ended December 26, 2014 and (B) the aforementioned covenants in Sections 12.1, 12.2 and 12.3 of the Credit Agreement for the Fiscal Quarter ended March 27, 2015, (ii) modify the covenants in Section 12.1, 12.2 and 12.3 for future Fiscal Quarters, and (iii) make certain additional amendments to the Credit Agreement, all on the terms and conditions herein set forth.
NOW, THEREFORE, for due consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    DEFINITIONS. All capitalized terms used herein and not defined shall have the meaning given such terms in the Credit Agreement.
2.    AMENDMENTS. Effective as of the date of this Amendment:
(A)    Section 1.1 of the Credit Agreement is hereby amended by:
(i) adding thereto, in alphabetical order, the following new definition:
“Sixth Amendment Effective Date” means May 8, 2015.
(ii) (a) amending and restating the introductory paragraph in the definition of “Applicable Margin” to read in its entirety as follows:

““Applicable Margin” means, with respect to the applicable facility, the per annum percentage points shown in the applicable column of the table below based on the applicable Debt to EBITDARS Ratio, calculated for Borrower on a consolidated basis and without duplication in accordance with GAAP; provided, however, that for the period commencing on the Fifth Amendment Effective Date and ending on March 31, 2016, with respect to the applicable facility, the Applicable Margin shall be fixed at the following per annum percentage points: 4.25% (Revolving Line Facility), 4.50% (Mortgage Loan Facility) and 3.25% (Term Loan B Facility); provided further however, that if at the end of such period, the Borrower is non-compliant with any covenant under this Agreement, then, notwithstanding the last sentence of this definition, which shall be of no force and effect during such noncompliance following the end of such period, the Applicable Margin shall be fixed at the foregoing percentage points for so long as the Borrower is non-compliant with such covenant:”
and (b) deleting from the definition of “Applicable Margin” the asterisk and the following language: “* For amounts outstanding as an Overline Advance, the Applicable Margin will be the applicable level shown in the above table plus 0.50%.”

(iii) amending and restating the introductory paragraph in the definition of “Applicable Unused Fee” to read in its entirety as follows:

““Applicable Unused Fee” means the per annum rate (calculated based upon days elapsed over a 360 day year) shown in the table below based on the applicable Debt to EBITDARS Ratio, calculated for Borrower on a consolidated basis and without duplication in accordance with GAAP; provided, however, that for the period commencing on the Fifth Amendment Effective Date and ending on March 31, 2016, the Applicable Unused Fee shall be fixed at 0.500%); provided, further however, that if at the end of such period, the Borrower is non-compliant with any covenant under this Agreement, then, notwithstanding the last sentence of this definition, which shall be of no force and effect during such noncompliance following the end of such period, the Applicable Unused Fee shall be fixed at 0.500% for so long as the Borrower is non-compliant with such covenant:”
(iv)    amending the definition of “Borrowing Base” to delete therefrom the following language: “, or if the Inventory Overline Advance Rate has been elected pursuant to Section 2.2, 70% of the Borrower’s Eligible Inventories up to a maximum of $4,750,000”;
(v)     amending and restating the definition of “EBITDARS” to read in its entirety as follows:
““EBITDARS” means, for the applicable period, EBITDA, plus (a) payments due under the M&T Sale-Leaseback, (b) non-cash stock option expense and (c) to the extent deducted in determining Net Income for such period, reasonable professional services fees and expenses incurred and paid on or prior to September 30, 2015, not to exceed, (i) for the Fiscal Quarter ended December 26, 2014, $235,112, (ii) for the Fiscal Quarter ended March 27, 2015, $2,652,659, (iii) for the Fiscal Quarter ending June 26, 2015, $200,000 plus costs incurred and paid by Borrower during such Fiscal Quarter in connection with mortgages, environmental site assessments, title insurance and appraisals (“Costs”), and (iv) for the Fiscal Quarter ending September 30, 2015, $200,000 plus Costs incurred and paid by Borrower during such Fiscal Quarter, all on a consolidated basis and determined in accordance with GAAP on a consistent basis.”; and
(vi)    deleting in their entirety the definitions of “Inventory Overline Advance Rate” and “Overline Advance.”
(B)    Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.2    Borrowing Base. Notwithstanding the provisions of Section 2.1, the aggregate principal amount of all outstanding Revolving Credit Loans shall not exceed the lesser of the Borrowing Base and the Revolving Credit Commitment.
At any time that the Borrower becomes aware or receives notice (oral or written) that the aggregate principal amount of all outstanding Revolving Credit Loans exceeds the lesser of the Borrowing Base or the Revolving Credit Commitment, the Borrower shall immediate prepay a portion of the Revolving Credit Loans that is at least the amount of such excess pursuant to Section 2.5 hereof.”
(C)    Subsection 2.5(b) of the Credit Agreement is hereby deleted and Subsections (c) and (d) of Section 2.5 are hereby re-lettered to become Subsections (b) and (c) of Section 2.5 of the Credit Agreement.
(D)    Subsection 10.1(c) of the Credit Agreement is hereby amended by deleting the second sentence thereof.
(E)    Section 11.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“11.5 Distributions. Make any Distributions without the prior written consent of Lender, except Distributions from any Guarantor(s) to Borrower.”
(F)    Section 12.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“12.1    Debt to EBITDARS. Commencing with the Fiscal Quarter ending June 25, 2015, maintain at all times a Debt to EBITDARS Ratio, on a consolidated basis, no greater than the following ratios for the following periods, reported at the end of each Fiscal Quarter:
3/28/15 through and including 6/26/15                     < 5.75 to 1.00
6/27/15 through and including 9/30/15                     < 5.75 to 1.00
10/1/15 through and including 12/25/15                     < 5.50 to 1.00
12/26/15 through and including 3/25/16                     < 5.00 to 1.00
3/26/16 through and including 6/24/16                     < 4.50 to 1.00
6/25/16 through and including 9/30/16                     < 4.00 to 1.00
10/1/16     and thereafter                            < 3.50 to 1.00”
(G)    Section 12.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“12.2    Minimum Quarterly EBITDARS
. Maintain at all times minimum EBITDARS for the trailing three months, on a consolidated basis, equal to or greater than (i) for the Fiscal Quarter ending 6/26/15, $1,250,000 and (ii) thereafter, for each Fiscal Quarter, $1,500,000, in each case reported at each Fiscal Quarter end.”
(H)    Section 12.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“12.3     Fixed Charge Coverage Ratio
. Commencing with the Fiscal Quarter ending June 25, 2015, maintain at all times a Fixed Charge Coverage Ratio, on a consolidated basis, equal to or greater than the following ratios for the following periods, reported at the end of each Fiscal Quarter
3/28/15 through and including 6/26/15                     > 0.60 to 1.00
6/27/15 through and including 9/30/15                     > 0.45 to 1.00
10/1/15 through and including 12/25/15                     > 0.75 to 1.00
12/26/15 through and including 3/25/16                     > 1.00 to 1.00
3/26/16 through and including 6/24/16                     > 1.10 to 1.00
6/25/16 and thereafter                             > 1.25 to 1.00”
(I)    Section 15.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“15.4     Notices. Any notice or demand upon any party hereto shall be deemed to have been sufficiently given or served for all purposes hereof when delivered in person, the Business Day after delivery to a nationally recognized overnight courier marked for next Business Day delivery, or three (3) Business Days after it is mailed certified mail postage prepaid, return receipt requested, addressed as follows:
If to Lender:
Manufacturers and Traders Trust Company
255 East Avenue
Rochester, New York 14604
Attention: J. Theodore Smith/William Bliek
Facsimile: (585) 325-5105
Email: jtsmith@mtb.com and wbliek@mtb.com
with a copy to:
Nixon Peabody LLP
40 Fountain Plaza, Suite 500
Buffalo, New York 14202
Attention: Martha M. Anderson, Esq.
Facsimile: (716) 853-8105
Email: manderson@nixonpeabody.com
If to Borrower:
IEC Electronics Corp.
105 Norton Street
Newark, New York 14513
Attention:    Michael T. Williams, CFO
Facsimile: (315) 331-3547
Email: mwilliams@iec-electronics.com
with a copy to:

Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, NY 14604-2711
Attention: James M. Jenkins, Esq.
Facsimile: 585-232-2152
Email: JJenkins@hselaw.com
Any party may change, by notice in writing to the other parties, the address to which notices to it shall be sent. Email addresses are provided for convenience only and notice is not effective if given only by email unless also given by another means provided by this Section.”
3.    WAIVER. Lender hereby waives any Event of Default arising under Section 14.1(b) of the Credit Agreement as a result of Borrower’s non-compliance with (A) Sections 12.1, 12.2 and 12.3 of the Credit Agreement for the Fiscal Quarter ended December 26, 2014 and (B) Sections 12.1, 12.2 and 12.3 of the Credit Agreement for the Fiscal Quarter ended March 27, 2015. Borrower acknowledges and agrees that the foregoing waiver shall not constitute a waiver of any Event of Default arising under (i) any other covenant in the Credit Agreement for any period not specified herein or (ii) any financial covenant in the Credit Agreement for any other period.
4.    Representations and Warranties. Borrower hereby makes the following representations and warranties to the Lender as of the date hereof, each of which shall survive the effectiveness of this Amendment and continue in effect as of the date hereof so long as any Obligations remain unpaid:
4.1    Authorization. Borrower has full power and authority to borrow under the Credit Agreement, as amended by this Amendment, and to execute, deliver and perform this Amendment and any documents delivered in connection with it and all other related documents and transactions, all of which have been duly authorized by all proper and necessary corporate action. The execution and delivery of this Amendment by Borrower will not violate the provisions of, or cause a default under, Borrower’s Organizational Documents, any law or any agreement to which Borrower is a party or by which it or its assets are bound.
4.2    Binding Effect. This Amendment has been duly executed and delivered by Borrower, and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except to the extent that enforcement of any such obligations of the Borrower may be limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors generally.
4.3    Consents; Governmental Approvals. Except as may be specifically identified in a written agreement to which Borrower and Lender are parties, no consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required in connection with the valid execution, delivery or performance of this Amendment or any other document executed and delivered by Borrower herewith or in connection with any other transactions contemplated hereby.
4.4    Representations and Warranties. The representations and warranties contained in the Credit Agreement, as amended by this Amendment, are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except for (i) those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date, (ii) the existence of actions, suits or proceedings disclosed to the Lender in writing prior to the execution and delivery of this Amendment, and (iii) the existence of Material Adverse Changes arising from the restatement of the Borrower’s financial statements for the fiscal year ended September 30, 2012

(and the fiscal quarters contained therein) and the fiscal quarter ended December 28, 2012, as disclosed in the Borrower’s amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2012 and the Borrower’s amended Quarterly Report on Form 10-Q/A for the fiscal quarter ended December 28, 2012 and as disclosed to the Lender in writing prior to the execution and delivery of this Amendment.
4.5    No Events of Default. No Default or Event of Default has occurred or is continuing, except as waived in writing by the Lender including by this Amendment.
4.6    No Material Misstatements. Neither this Amendment nor any document delivered to Lender by Borrower or any Credit Party to induce Lender to enter into this Amendment contains any untrue statement of a material fact or, taken as a whole with the other Loan Documents, omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.
5.    CONDITIONS OF AMENDMENT. The Lender shall have no obligation to execute or deliver this Amendment until each of the following conditions shall have been satisfied:
5.1    Authorization. Borrower shall have taken all appropriate corporate action to authorize, and its directors, if and as required by Borrower’s Organizational Documents, shall have adopted resolutions authorizing the execution, delivery and performance of this Amendment and the taking of all other action contemplated by this Amendment, and Lender shall have been furnished with copies of all such corporate action, certified by an authorized officer of Borrower as being true and correct and in full force and effect without amendment on the date hereof, and such other corporate documents as Lender may request.
5.2    Consents. Borrower shall have delivered to Lender any and all consents, if any, necessary to permit the transactions contemplated by this Amendment.
5.3    Fees. Borrower shall have paid all reasonable fees and disbursements of Lender’s counsel and all recording fees, search fees, charges and taxes in connection with this Amendment and all transactions contemplated hereby or made other arrangements with respect to such payment as are satisfactory to Lender.
5.4    Deliveries. Borrower shall have delivered to Lender, this Amendment and such additional documents, consents, authorizations, insurance certificates, governmental consents and other instruments and agreements as Lender or its counsel may reasonably require and all documents, instruments and other legal matters in connection with the Loan Documents shall be reasonably satisfactory to Lender and its counsel.
5.5    Representations and Warranties. The representations and warranties set forth in this Amendment and in the Loan Documents (except as provided in Section 4.4 of this Amendment) shall be true, correct and complete on the date hereof, except those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date.
5.6    No Event of Default. No Event of Default or Default shall have occurred and be continuing on the date hereof, except as waived by this Amendment.
5.7    No Material Misstatements. Neither this Amendment nor any document delivered to Lender by or on behalf of Borrower to induce Lender to enter into this Amendment contains any untrue statement of a material fact or, taken as a whole with the other Loan Documents, omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.
6.    MISCELLANEOUS.
6.1    Reaffirmation of Security Documents. Borrower hereby (a) acknowledges and reaffirms the execution and delivery of the Security Documents, (b) acknowledges, reaffirms and agrees that the security interests granted under the Security Documents continue in full force and effect as security for all indebtedness, obligations and liabilities under the Loan Documents, as may be amended from time to time, and (c) remakes the representations and warranties set forth in the Security Documents as of the date hereof, except those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date.
6.2    Entire Agreement; Binding Effect. The Credit Agreement, as amended by this Amendment, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof. This Amendment shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by the Lender and its successors and assigns. The Credit Agreement, as amended hereby, is in full force and effect and, as so amended, is hereby ratified and reaffirmed in its entirety.
6.3    Severability. If any provision of this Amendment shall be determined by a court to be invalid, such provision shall be deemed modified to conform to the minimum requirements of applicable law.
6.4    Headings. The section headings inserted in this Amendment are provided for convenience of reference only and shall not be used in the construction or interpretation of this Amendment.
6.5    Counterparts. This Amendment may be executed by the parties hereto in separate counterparts (including those delivered by facsimile or other electronic means), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

[signature page follows]

[Sixth Amendment to Fourth Amended and Restated Credit Facility Agreement]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the day and year first above written.

MANUFACTURERS AND TRADERS TRUST COMPANY
By:    /s/ J. Theadore Smith
Name: J. Theodore Smith
Title:    Administrative Vice President
IEC ELECTRONICS CORP.
By:    /s/ Michael T. Williams
Name: Michael T. Williams
Title:    Chief Financial Officer